UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2020

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices, including zip code)

(760) 804-1648

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RMED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information regarding the Purchase Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01	Other Events.

On August 3, 2020, Ra Medical Systems, Inc. (the “Company”) completed a public offering (the “Offering”) of (i) 31,188,100 units (the “Units”), each Unit consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (each, a “Warrant”), at a price of $0.35, and 3,097,614 pre-funded units (the “Pre-Funded Units”), each Pre-Funded Unit consisting of one pre-funded warrant to purchase one share of Common Stock (each, a “Pre-Funded Warrant”) and one Warrant, at a price of $0.3499 per Pre-Funded Unit. A copy of the press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein, and a copy of the press release announcing the completion of the Offering is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. The Offering was made under an effective registration statement on Form S-1 (File No. 333-239887) filed with the Securities and Exchange Commission and declared effective on July 30, 2020, and an additional registration statement on Form S-1 (File No. 333-240187) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, that became effective automatically on July 30, 2020.

Subject to certain ownership limitations described in the Warrants, the Warrants have an exercise price of $0.35 per share of Common Stock, are exercisable upon issuance and will expire five years from the date of issuance. The exercise price of the Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Warrants. In connection with the Offering, the Company issued Warrants to purchase an aggregate of 34,285,714 shares of Common Stock.

Subject to certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share of Common Stock any time until all of the Pre-Funded Warrants are exercised in full. A holder will not have the right to exercise any portion of the Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or the Pre-Funded Warrants, respectively. However, upon notice from the holder to the Company, the holder may decrease or increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or the Pre-Funded Warrants, respectively, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors on July 30, 2020. The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company.

The net proceeds to the Company from the Offering were approximately $10.6 million, after deducting placement agent’s fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate purposes, including working capital, the Company’s atherectomy indication trial and engineering efforts.

The Company is also party to an engagement agreement, as amended (the “Engagement Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright acted as exclusive placement agent for the Offering. In connection with the Offering, the Company paid to Wainwright a cash placement fee of $900,000, which represents 7.5% of the gross proceeds raised in the Offering, a management fee of $120,000, which represents 1.0% of the gross proceeds raised in the Offering, a payment for non-accountable expenses of $6,000, a reimbursement for legal fees and expenses of $66,000, and $12,900 for closing fees. Pursuant to the Engagement Agreement, the Company issued warrants to purchase up to 2,399,999 shares of Common Stock (the “Placement Agent Warrants”) to Wainwright or Wainwright’s designees which represents 7.0% of the gross proceeds of the aggregate number of shares of Common Stock and Pre-Funded Warrants sold in the Offering. The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to 125% of the per share purchase price, or $0.4375 per share, and expire on the fifth anniversary of the effective date of the registration statement.

The foregoing is only a summary of the Warrants, the Pre-Funded Warrants, the Placement Agent Warrants and the Purchase Agreement and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the forms of Warrant, Pre-Funded Warrant, Placement Agent Warrant and Purchase Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement, dated as of July 30, 2020, by and among the Company and the purchasers named therein
99.1	Press release, issued July 30, 2020
99.2	Press release, issued August 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RA MEDICAL SYSTEMS, INC.

Date: August 3, 2020	By:	/s/ Daniel Horwood
Daniel Horwood General Counsel and Secretary